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                                                                     EXHIBIT 5.1

                               September 14, 1999

New Plan Excel Realty Trust, Inc.
1120 Avenue of the Americas
New York, New York 10036

        Re: New Plan Excel Realty Trust, Inc. Registration Statement on Form S-3 - 419,696 Shares of Common Stock, Par Value $0.01 Per Share

Ladies and Gentlemen:

        In connection with the registration of 419,696 shares of Common Stock, par value $0.01 per share (the "Stock"), under the Securities Act of 1933, as amended, by New Plan Excel Realty Trust, Inc., a Maryland corporation (the "Corporation"), on the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on or about September 30, 1998, together with Amendment No. 1 thereto filed or to be filed on or about September 14, 1999 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        We have acted as special Maryland corporate counsel for the Corporation in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Corporation, we have reviewed and are familiar with the proceedings taken or proposed to be taken by the Corporation in connection with the authorization, issuance and sale of the Stock and for purposes of this Opinion, we have assumed that such proceedings have been or will be timely completed in the manner proposed. We have examined the charter of the Corporation as filed with the State Department of Assessments and Taxation of Maryland (the "Charter"), the bylaws of the Corporation and certain actions taken by the Corporation's Board of Directors and stockholders, including relevant authorizations and approvals. In addition, we have examined a copy of the Amended and Restated Agreement of Limited Partnership of Excel Realty Partners, L.P., a Delaware limited partnership (the "Partnership"), dated as of June 25, 1997, as further amended by the First Amendment to Amended and Restated Agreement of Limited Partnership of Excel Realty Partners, L.P. (the "First Amendment"), dated August 20, 1999, together with


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New Plan Excel Realty Trust, Inc.
September 14, 1999
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certain Partner Schedules thereto (the "Partnership Agreement"), by and among the Corporation, and in the case of the First Amendment, the Corporation and New Plan DRP Trust, a Maryland real estate investment trust, and in each case those certain holders of units of limited partnership interest in the Partnership as identified in the Registration Statement (the "Unit Holders"). We have also examined such laws, records, documents, certificates, opinions and instruments, including a certificate of an appropriate officer of the Corporation, as we have deemed necessary to render this opinion.

        We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic, facsimile or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so, and that all certificates submitted to us are true and accurate, both when given and as of the date hereof. We have also assumed that the units of limited partnership in the Partnership, in consideration for which the Stock has been or will be issued, were duly and validly issued to, or issued and subsequently transferred to, the Unit Holders in accordance with the Partnership Agreement, and that such units were transferred and conveyed, or will be transferred and conveyed, by the Unit Holders to the Corporation in accordance with the terms of the Partnership Agreement, and that the Stock was or will be thereupon issued in consideration therefor, in the manner and for the number of shares provided for under the terms of the Partnership Agreement. In addition, we have assumed that the Stock has not been nor will it be transferred to a Unit Holder in violation of the restrictions on ownership and transferability set forth in the Charter.

        Based on the foregoing and subject to the assumption and qualifications set forth herein, it is our opinion that, as of the date of this letter, the issuance of the Stock (assuming that, upon issuance, the total number of shares of Common Stock then issued and outstanding will not exceed the total number of shares of Common Stock then authorized to be issued under the Charter) has been duly authorized and the Stock has been or, when issued in the manner contemplated by the Partnership Agreement in exchange for units in the Partnership, will be validly issued and is or will be fully paid and non-assessable.

        We consent to your filing of this Opinion as an exhibit to the Registration Statement and to the reference to the name of our firm under the heading "Legal Matters".

        We are qualified to practice law in the State of Maryland and do not express any opinions herein concerning any law other than the law of the State of Maryland. Furthermore, the


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New Plan Excel Realty Trust, Inc.
September 14, 1999
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opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

        The opinions expressed in this letter are solely for your use and may not be relied upon by any person without, in each instance, our prior written consent.



                                        Very truly yours,

                                        /s/ BALLARD SPAHR ANDREWS
                                            & INGERSOLL, LLP